UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 20, 2016

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation) 400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	72-1440714 (I.R.S. Employer Identification No.) 70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
On June 20, 2016, PetroQuest Energy, Inc., a Delaware corporation (the “Company”), PetroQuest Energy, L.L.C., a Louisiana limited liability company (the “Borrower”), and TDC Energy LLC, a Louisiana limited liability company (the “Guarantor”), entered into the Fourteenth Amendment to Credit Agreement (the “Fourteenth Amendment”), which amends the Credit Agreement dated as of October 2, 2008 (as previously amended, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Capital One, National Association, IBERIABANK, Bank of America, N.A. and The Bank of Nova Scotia (collectively, “Lenders”).

Among other things, the Fourteenth Amendment provides that the financial covenants of the Credit Agreement do not apply to the Company until the Financial Covenant Reinstatement Date, which is defined in the Fourteenth Amendment as the first date on which the Borrower incurs any borrowings or causes the Lenders to issue any letters of credit under the Credit Agreement. Effectively, the Company may not incur any borrowings or cause the Lenders to issue any letters of credit under the Credit Agreement until the Company can satisfy the financial covenants under the Credit Agreement, as outlined below.

The Fourteenth Amendment also amended the financial covenants in the Credit Agreement. In the Fourteenth Amendment, the Lenders have agreed (1) to amend the maximum ratio of total debt to EBITDAX as of the last day of any fiscal quarter for the fiscal quarter period then ending multiplied by four to be, from and after the Financial Covenant Reinstatement Date (as defined in the Credit Agreement), 4.0 to 1.0 as of the last day of any fiscal quarter, (2) to add back the minimum ratio of consolidated current assets (including Unused Availability (as defined in the Credit Agreement) and excluding non-cash assets under ASC 815) to consolidated current liabilities (excluding non-cash obligations under ASC 815 and ASC 410 and, for the fiscal quarters ending September 30, 2016 and December 31, 2016, liabilities in respect of the Company’s 10% Senior Notes due 2017), to be, from and after the Financial Covenant Reinstatement Date, 1.0 to 1.0, and (3) to amend the minimum ratio of EBITDAX to total cash interest expense, determined on a four quarter basis as of the end of each fiscal quarter to be, from and after the Financial Covenant Reinstatement Date, 3.0 to 1.0.

In addition, pursuant to the Fourteenth Amendment, the Lenders have (1) agreed to modify the commitment fee rate to be 0.500% of the average daily unused amount of the commitments of the Lenders, (2) reduced the commitment to issue letters of credit to $0, (3) modified the Borrower’s obligation to make mandatory prepayments to include mandatory prepayments on each business day from and after the Financial Covenant Reinstatement Date in the amount of any Excess Cash on such day and, once the borrowings are fully prepaid, to require Borrower to pay any Excess Cash to the Administrative Agent to provide cash collateral for any outstanding letters of credit issued under the Credit Agreement, where Excess Cash is any unrestricted cash and cash equivalents of the Company or any of its other Subsidiaries that exceeds $10,000,000, (4) added additional conditions to making a loan or issuing, amending, renewing or extending a letter of credit under the Credit Agreement, including (i) at the time and giving effect to the requested borrowing or issuance, amendment, renewal or extension of a letter of credit, there shall be no Excess Cash, and (ii) at the time and giving effect to the requested borrowing or issuance, amendment, renewal or extension of a letter of credit, the aggregate amount of borrowings outstanding and letters of credit issued under the Credit Agreement shall not exceed $5,000,000, which may be waived or modified to increase such amount only with the consent of the Administrative Agent and each Lender, (5) decreased the Borrowing Base, as defined in the Credit Agreement, from $32 million to $22.5 million, and (6) decreased the aggregate commitment of the Lenders from $32 million to $22.5 million. Based on the Company’s expectations for the second quarter of 2016, the Company anticipates that, pursuant to the applicable financial covenants in the Credit Agreement, the Company’s utilization of the Borrowing Base will limited to $0. After the Financial

Covenant Reinstatement Date, the Company’s utilization of the Borrowing Base will be limited to $5,000,000, subject to the limitations on Excess Cash pursuant to the Credit Agreement, as amended.

The Borrowing Base is determined by March 31 and September 30 of each year and is based upon the valuation as of January 1 and July 1 of each year of the reserves attributable to the Borrower’s oil and gas properties and other credit factors deemed relevant by the Lenders. The Lenders and the Borrower agreed that the aforementioned decrease in the Borrowing Base constituted the March 31, 2016 Scheduled Redetermination (as defined in the Credit Agreement) of the Borrowing Base and the first redetermination of the Borrowing Base following the Limited Waiver to Credit Agreement, dated as of May 2, 2016, among the Parent, the Borrower, the Guarantor, the Administrative Agent and the Lenders party thereto. The Lenders and the Borrower agreed to cause Interim Redeterminations of the Borrowing Base to occur on July 31 and December 31 of each year commencing on the first July 31 or December 31 following the Financial Covenant Reinstatement Date, which Interim Redeterminations replace the Interim Redeterminations contemplated by the Thirteenth Amendment to the Credit Agreement.

As of June 20, 2016, the Borrower had no borrowings outstanding under (and no letters of credit issued pursuant to) the Credit Agreement.

The foregoing description of the Fourteenth Amendment is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 8.01.    Other Events.

The following risk factor is provided to update the risk factors of the Company previously disclosed in periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Our ability to borrow under our bank credit facility is limited due to a recent amendment and could impact the development of our properties and thus limit future cash flow from operations.

Historically, we have financed our acquisition, exploration and development activities principally through cash flow from operations, borrowings under our bank credit facility, issuances of equity and debt securities, joint ventures and sales of assets. However, on June 20, 2016, we entered into the Fourteenth Amendment to our bank credit facility (the “Fourteenth Amendment”), which, among other things, limits our ability to borrow under the facility until such time as we can comply with the financial covenants thereunder. Based on our expectations for the second quarter of 2016, we anticipate that, pursuant to the Fourteenth Amendment and the applicable financial covenants in the bank credit facility, we currently will have no availability to borrow under the facility, and when we can comply with the financial covenants under the facility, our ability to utilize the available borrowing base under the facility will be limited to $5,000,000, subject to certain terms and conditions. Since we operate the majority of our drilling activities, we have the ability to reduce our capital expenditures to manage our working capital and liquidity position; however, the reduced availability under our bank credit facility could limit our liquidity position. As a result, we may be unable to fund the planned development of our properties, which could limit our future cash flows from operations.

Item 9.01 Financial Statements and Exhibits.
Exhibit Number            Description of Exhibit

10.1
Fourteenth Amendment to Credit Agreement dated as of June 20, 2016, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., TDC Energy LLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Capital One, National Association, IBERIABANK, Bank of America, N.A. and The Bank of Nova Scotia.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 21, 2016
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer